As filed with the Securities and Exchange Commission on July 6, 2010

Registration Nos. 333-162958

333-139433

333-132420

333-101848

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 (NO. 333-162958)

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 (NO. 333-139433)

POST-EFFECTIVE AMENDMENT NO.2 TO FORM S-8 (NO. 333-132420)

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 (NO. 333-101848)

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-0648577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Arthur Cox Building

Earlsfort Terrace

Dublin 2

Republic of Ireland

(Address of Principal Executive Offices)

Seagate Technology public limited company Employee Stock Purchase Plan (as amended and restated effective July 3, 2010)

Seagate Technology public limited company 2004 Share Compensation Plan (as amended and restated effective July 3, 2010)

Seagate Technology public limited company 2001 Share Option Plan (as amended and restated effective July 3, 2010)

 Maxtor Corporation Amended and Restated 1996 Stock Option Plan

Maxtor Corporation 2005 Performance Incentive Plan

Quantum Corporation Supplemental Stock Option Plan

(Full Title of the Plans)

Stephen J. Luczo

Chief Executive Officer and President

Seagate Technology

920 Disc Drive

P.O. Box 66360

Scotts Valley, California 95067

(831) 438-6550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William H. Hinman, Jr., Esq.
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
(650) 251-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value US$0.00001 per share	(1)	(1)	(1)	(1)

(1)                                  No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration

Statements on Form S-8 (File Nos. 333-162958, 333-139433, 333-132420 and 333-101848). Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Seagate Technology public limited company, an Irish public limited company (the “Company”), as successor issuer to Seagate Technology, an exempted limited liability company organized under the laws of the Cayman Islands (“Seagate-Cayman”). On July 3, 2010, Seagate-Cayman and the Company completed the scheme of arrangement pursuant to which the Seagate-Cayman’s common shares were cancelled and the common shareholders received, on a one-for-one basis with the common shares that were cancelled, new ordinary shares of the Company (or, in the case of fractional shares held of record, if any, cash) for the purpose of changing the place of incorporation of the parent company of the Seagate group from the Cayman Islands to Ireland (the “Reorganization”). As a result of the Reorganization, Seagate-Cayman is now a direct, wholly-owned subsidiary of the Company and the Company is the successor issuer to Seagate-Cayman. In connection with the Reorganization, the Company assumed Seagate-Cayman’s existing obligations in connection with awards granted under Seagate-Cayman’s incentive plans and other similar employee awards and amended such plans and awards as necessary to provide for the issuance of the Company’s registered shares rather than the common shares of Seagate-Cayman upon the exercise of awards. This Post-Effective Amendment pertains to the adoption by the Company of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) Registration No. 333-162958; (ii) Registration No. 333-139433; (iii) Registration No. 333-132420; and (iv) Registration No. 333-101848. The Company hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to Registration Nos. 333-162958, 333-139433 and 333-101848, this is Post-Effective Amendment No. 1. With respect to Registration No. 333-132420, this is Post-Effective Amendment No. 2 on Form S-8 to Form S-4. Registration fees were paid at the time of filing of the original Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

1.                                       Seagate-Cayman’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009 filed with the SEC on August 19, 2009;

2.                                       Seagate-Cayman’s Quarterly Reports on Form 10-Q for the fiscal quarters ended October 2, 2009, January 1, 2010 and April 2, 2010 filed with the SEC on November 4, 2009, February 1, 2010 and May 5, 2010, respectively;

3.                                       Seagate-Cayman’s Current Reports on Form 8-K filed with the SEC on July 9, 2009, July 31, 2009, August 4, 2009, October 1, 2009, October 29, 2009, March 3, 2010, March 22, 2010, April 16, 2010, April 29, 2010, April 30, 2010, May 14, 2010, May 26, 2010, June 25, 2010 and July 6, 2010; and

4.                                       The Company’s Current Report on Form 8-K12B filed with the SEC on July 6, 2010, including the description of the Company’s ordinary shares contained therein.

All reports that the Company subsequently files pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act, after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment to this Post-Effective Amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment and to be a part hereof from the date of filing of such reports and documents. Unless expressly incorporated in this Post-Effective Amendment, a report furnished on Form 8-K shall not be incorporated by reference into this Post-Effective Amendment.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The articles of association of the Company provide for the indemnification of its officers, directors and company secretary. Specifically, under the indemnification provisions, the Company will indemnify its officers, directors and company secretary to the fullest extent permitted by law against liabilities that are incurred by the officers, directors and company secretary while executing the duties of their respective offices. Under the articles of association of the Company, the Company’s officers, directors and company secretary, however, will not be entitled to the indemnification by the Company if they incurred the liabilities through their own fraud, dishonesty or conscious, intentional or willful breach of the obligation to act honestly, lawfully and in good faith. In addition, the Irish Companies Acts prescribe that this indemnity only permits a company to pay the costs or discharge the liability of a director or the company secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary of the Company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or company secretary and such company.

In connection with the Reorganization, Seagate-Cayman will enter into a deed of indemnity as to each of the Company’s directors, secretary and executive officers (as may be determined by the board of directors of the Company from time to time), providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.

At present, there is no pending litigation or proceeding involving a director or officer of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

The Company maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7.    Exemptions from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see Exhibit Index to this Post-Effective Amendment, which is incorporated in this item by reference.

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Scotts Valley, State of California, on this 3rd day of July, 2010.

SEAGATE TECHNOLGY public limited company

/s/ STEPHEN J. LUCZO
(Stephen J. Luczo, Chairman, President and Chief Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen J. Luczo, Patrick J. O’Malley, and Kenneth M. Massaroni, and each of them, as his true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to sign and execute on behalf of the undersigned any amendment or amendments to the Registration Statements amended by this Post-Effective Amendment; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. LUCZO	Chairman, President and Chief Executive	July 3, 2010
(Stephen J. Luczo)	Officer (Principal Executive Officer)

/s/ PATRICK J. O’MALLEY	Executive Vice President and Chief Financial	July 3, 2010
(Patrick J. O’Malley)	Officer (Principal Financial Officer)

/s/ DAVID H. MORTON JR.	Vice President, Finance, Treasurer and	July 3, 2010
(David H. Morton Jr.)	Principal Accounting Officer

/s/ FRANK J. BIONDI, JR.	Director	July 3, 2010
(Frank J. Biondi, Jr.)

/s/ WILLIAM W. BRADLEY	Director	July 3, 2010
(William W. Bradley)

/s/ LYDIA M. MARSHALL	Director	June 25, 2010
(Lydia M. Marshall)

/s/ DR. C.S. PARK	Director	July 3, 2010
(Dr. C.S. Park)

/s/ ALBERT A. PIMENTEL	Director	July 3, 2010
(Albert A. Pimentel)

/s/ GREGORIO REYES	Director	July 3, 2010
(Gregorio Reyes)

/s/ JOHN W. THOMPSON	Director	July 3, 2010
(John W. Thompson)

/s/ EDWARD J. ZANDER	Director	July 3, 2010
(Edward J. Zander)

EXHIBIT INDEX

Exhibit No.	Description

4.1

Memorandum and Articles of Association of Seagate Technology public limited company (Filed as Exhibit 3.1 to Seagate Technology public limited company’s Form 8-K12B filed on July 6, 2010 and incorporated herein by reference).

5.1	Opinion of Arthur Cox, Solicitors as to the legality of the registered shares.

10.1

Seagate Technology public limited company Employee Stock Purchase Plan (as amended and restated effective July 3, 2010) (Filed as Exhibit 10.5 to Seagate Technology plc’s Form 8-K12B filed on July 6, 2010 and incorporated herein by reference).

10.2

Seagate Technology public limited company 2004 Share Compensation Plan (as amended and restated effective July 3, 2010) (Filed as Exhibit 10.3 to Seagate Technology plc’s Form 8-K12B filed on July 6, 2010 and incorporated herein by reference).

10.3

Seagate Technology public limited company 2001 Share Option Plan (as amended and restated effective July 3, 2010) (Filed as Exhibit 10.4 to Seagate Technology plc’s Form 8-K12B filed on July 6, 2010 and incorporated herein by reference).

10.4	Maxtor Corporation Amended and Restated 1996 Stock Option Plan (Incorporated by reference to Exhibit 10.70 to Maxtor Corporation’s Annual Report on Form 10-K filed with the SEC on March 28, 2003).

10.5	Maxtor Corporation 2005 Performance Incentive Plan (Incorporated by reference to Exhibit 10.1 to Maxtor Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2005).

10.6	Quantum Corporation Supplemental Stock Option Plan (Incorporated by reference to Exhibit 10.4 to Seagate Technology’s Form S-8 filed on May 26, 2006).

23.1	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included as part of signature page).